UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2014

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

The information provided pursuant to this Item 8.01 is to be considered “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) and incorporated by reference into those filings of Rollins, Inc (the “Company”) that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

On January 15,2014, Rollins, Inc., a premier North American consumer and commercial services company (NYSE Ticker Symbol – ROL), that it will release its fourth quarter and full-year financial results for the period ended December 31, 2013 on Wednesday, January 29, 2014. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, January 29, 2014 at 10:00 a.m. Eastern Time

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Company’s future performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. See the risk factors contained under the caption “Caution Regarding Forward-Looking Statements” in the Press Release for a discussion of certain risks and uncertainties that may impact such forward-looking statements. For further information on other risk factors, please refer to the “Risk Factors” contained in the Company’s Form 10-K filed February 27, 2013 with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated January 15, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: January 15, 2014	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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